EXHIBIT 10.3

GUARANTY

1. Guaranty. For value received, and as an inducement to the extension of credit to VIKING PROTECTION SYSTEMS, LLC, a Nevada limited liability company (the “Borrower”), located at 12 Greenway Plaza, Suite 1100, Houston, Texas, 77046, JAMES A. DORIS (“Guarantor”), an individual residing in Prescott, Ontario, Canada, hereby absolutely, irrevocably and unconditionally guarantees to RAYMOND MENNA and VICTORIA MENNA, jointly, each an individual residing at [redacted] (“Lender”), the full and punctual payment when due (whether by acceleration or otherwise), of the indebtedness of Borrower to Lender evidenced by that certain Promissory Note dated on or about October 1, 2026, and payable to Lender in the original principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (the “Note”). This Guaranty shall not fail or be ineffective or invalid or be considered too indefinite or contingent because the amount of the Guaranteed Debt may fluctuate from time to time or for any other reason.

2. Definitions. As used herein, the following terms shall have the meanings set forth below:

(a) The term “Guaranteed Debt” shall mean the debt evidenced by the Note.

(d) The term “Obligations” shall mean all obligations and indebtedness of Borrower above guaranteed by Guarantor, and shall include (i) interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against Borrower or (b) the obligations and indebtedness of Borrower above guaranteed shall cease to exist by operation of law or for any other reason, and (ii) reasonable attorneys’ fees and expenses and other reasonable fees and expenses incurred by Lender in enforcing the terms of the Note or any documents, instruments or agreements securing payment thereof, or collecting any of the Obligations.

3. Term. The obligations of Guarantor as to the Obligations shall continue in full force and effect against Guarantor for the unpaid balance guaranteed hereby until same is fully and finally paid; whereupon, subject to the provisions of Section 11 hereof which shall expressly survive termination of this Guaranty, this Guaranty shall terminate automatically without further action.

4. Primary Liability of Guarantor. This is a guaranty of payment, not of collection, and Guarantor acknowledges that Lender is not required, as a condition to establishing Guarantor’s liability hereunder, to proceed against any person or entity (including Borrower) or against any security or collateral to which Lender is entitled to look for payment or performance of the Obligations. Guarantor agrees that neither bankruptcy, insolvency, insanity, death, minority, other disability, cessation of existence or dissolution of Borrower, any party acting for or on behalf of Borrower in connection with the Obligations or any other guarantor now or hereafter existing or occurring; nor any allegation of usury, failure of consideration, or forgery, whether or not known to Lender (even though rendering all or any part of the Obligations void or unenforceable or uncollectible as against Borrower or any other guarantor) shall in any manner impair, affect, or release the liability of Guarantor hereunder, and Guarantor shall be and remain fully liable hereunder.

Guaranty – Doris to Menna – October, 2026

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5. Waiver of Subrogation. Until such time as the Obligations are paid in full, Guarantor hereby irrevocably waives any claim or other rights which it may acquire against Borrower that arise from Guarantor’s obligations under this Guaranty or any other document, instrument or agreement executed in connection herewith.

6. Waiver of Suretyship Rights. By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, §17.001 of the Texas Civil Practice and Remedies Code, as same may be amended from time to time.

7. Additional Waivers. Guarantor hereby waives (a) notice of acceptance hereof; (b) grace, demand, presentment, and protest with respect to the Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of or as to grace, demand, presentment and protest; (d) notice of and/or any right to consent or object to the assignment of any interest in the Obligations, the creation, advancement, accrual, renewal, increase, extension or rearrangement of the Obligations and the amendment and/or modification of any of the instruments, agreements and documents executed in connection with the Obligations; (e) notice of intent to accelerate, and/or notice of acceleration of, the Obligations; (f) filing of suit and diligence in collection or enforcement of the Obligations; and (g) any other notice regarding the Obligations.

8. Cumulative Rights. All rights of Lender hereunder or otherwise arising under any documents executed in connection with or as security for the Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Lender and without affecting or impairing the liability of Guarantor.

9. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws. Wherever possible each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty or application thereof shall be prohibited by or be invalid under such law, such provision or application as the case may be shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or other applications or the remaining provisions of this Guaranty.

10. Assigns. This Guaranty is intended for and shall inure to the benefit of Lender and its respective successors and assigns.

11. Notices. Any notice or demand to Guarantor in connection herewith may be given and shall conclusively be deemed to have been given and received three (3) days after deposit thereof in writing, in the U.S. mail, postage prepaid, certified mail, return receipt requested, and addressed to Guarantor at the address of Guarantor then appearing on the records of Agent; but actual notice or demand, however given or received, shall always be effective.

12. No Waiver of Right of Remedies. No failure or delay by Lender in exercising any right, power, or privilege given by any provision of this Agreement shall operate as a waiver of the provision. Additionally, no single or partial exercise of any right, power, or privilege shall preclude any other or further exercise of that or any other right, power, or privilege.

SIGNATURE PAGE FOLLOWS

Guaranty – Doris to Menna – October, 2026

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IN WITNESS WHEREOF, THIS GUARANTY HAS BEEN EXECUTED effective as of October 1, 2026.

GUARANTOR:

/s/ James A. Doris
James A. Doris

Guaranty – Doris to Menna – October, 2026

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